SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

 Date of Report (date of earliest event reported):     November 14, 1996.

                                  RENTECH, INC.
               (Exact name of registrant as specified in charter)

 Colorado                            0-19260                   84-0957421
 --------                            -------                   ----------
 (State or other jurisdiction        Commission           I.R.S. Employer
 of incorporation or                 File No.           Identification No.
 organization)

 1331 17th Street, Suite 720, Denver, Colorado                      80202
 ---------------------------------------------                      -----
 (Address of principal executive offices)                       (Zip Code)

 Registrant's telephone number, including area code:       (303) 298-8008

 Item 5.     Other Events.
 -------     ------------

      Rentech, Inc. ("Rentech" or "the Company") has received notice from the United States Patent Office that three new patents will be issued pertaining to claims on Rentech's gas conversion technology and its end products.

      Two of the patents to be issued include key elements of Rentech's process which enables Rentech's iron-based catalyst to compete with cobalt-based catalysts. The patents protect process steps that improve Rentech's process carbon conversion efficiency by over 30%. Because Rentech's iron-based catalyst is significantly less expensive than cobalt catalysts, the improvement in conversion efficiency makes Rentech's process cost-competitive.

      Additionally, cobalt catalysts, due to their toxicity, are less environmentally friendly as they create a waste hazard for their users. By comparison, Rentech's iron-based catalyst can be disposed of in a landfill with no environmental concerns. These factors make the Rentech process more cost effective and environmentally safe for converting gases containing hydrocarbons to liquids while allowing Rentech's end products to be competitively priced with products made from crude oil or other products made from FT processes.

      The third patent notification is for use of Rentech's oxygenated, sulphur and aromatic-free diesel fuel as an additive. This solidifies its previous patent relating to use of Rentech's diesel fuel as an additive, which, according to the patent to be issued, "increases the oxygen content in diesel fuel while maintaining diesel fuel specification limits for viscosity." The addition of these three patents brings the total number to eight patents surrounding Rentech's technology and end products.







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      The Company believes that the patents, efficiencies and environmentally friendly process and products that Rentech's technology offers, make the Rentech process one of the most desirable gas conversion technologies available for remote gas sources. The Company also believes its gas conversion technology provides means that have been long-sought by advocates of natural gas for transforming natural gas into liquid hydrocarbon products that are easier to store and transport, and if used on sufficient scale, could improve the economics of gas development projects around that world that are too remote from pipelines and liquid natural gas plants to be economically feasible.

      Rentech has licensed its technology for use in a 350 barrel per day project in Arunachal Pradesh, India, under development for Donyi Polo Petrochemical Pty of Bombay, India. Rentech has been solicited for quotations for several other larger facilities by specific interested parties.


                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RENTECH, INC.


 Date:  November 14, 1996            By:  (signature)
                                          ----------------------------------
                                          Dennis L. Yakobson, President